Exhibit 99.1

For Immediate Release
Unity Bancorp, Inc. (NASDAQ: UNTY)
January 13, 2026

News Media & Financial Analyst Contact:
James Davies, FSVP & CFO
(908) 713-4330

Unity Bancorp Reports Quarterly Earnings of $15.5 Million and Full Year Earnings of $58.0 Million

Net Income
(In Millions)
$18.0
$16.0
$14.0
$12.0
$10.0
$8.0
$6.0
16.5
15.5
14.4
4.3
1.1
0.8
14.4
13.6
12.2
11.5
11.6
4Q 24
1Q 25
2Q 25
3Q 25
4Q 25

Dil. EPS
$1.52
$0.11 Q/Q, GAAP
$0.08 Q/Q, Core
ROA
2.20%
9 bps Q/Q, GAAP
4 bps Q/Q,Core
ROE
18.08%
67 bps Q/Q, GAAP
28 bps Q/Q,Core
NIM
4.60%
6 bps Q/Q, Core & GAAP

James A. Hughes, CEO, commented on the financial results:

"We are pleased to report a record year for Unity Bancorp, Inc. For the year, we generated $58.0 million in net income, or $5.67 per diluted share, delivering a 2.17% ROA and 18.07% ROE. This represents a $16.5 million, or 39.8% increase in net income from the prior year. For the fourth quarter, net income totaled $15.5 million, or $1.52 per diluted share, representing 2.20% ROA and 18.08% ROE.

In 2025, we continued to execute on our organic growth strategy, achieving meaningful expansion across loans and deposits. Gross loans increased $284 million, or 12.6%, driven primarily by growth in our commercial portfolios. Total deposits grew $224 million, or 10.7%, with customer deposits (ex-brokered) increasing $168 million, or 8.9%. As we enter 2026, our lending pipelines remain healthy, and we believe a constructive economic backdrop will support Unity's ability to continue operating as a high-performing institution.

While our overall performance was strong, one large owner-occupied commercial mortgage relationship migrated to nonaccrual status late in the fourth quarter. This $15.5 million credit is well-secured and is not expected to result in a material loss, if any. However, this individual credit represented a $1.6 million pre-tax impact to the Company's income statement due to general reserve build up and interest income reversals. This borrower's core business was impacted by the tariffs imposed on Chinese imports, which had a negative impact on their global cash flow. The credit is 42 days past due as of December 31, 2025 and we will continue to monitor the relationship closely.

During the quarter, we also recognized a pre-tax unrealized gain of $1.5 million, related to the continued resolution of Patriot National Bancorp, Inc. Excluding this item, on a core basis, for the quarter, Unity earned $14.4 million, or $1.41 per diluted share, representing a 2.04% ROA and 16.77% ROE.

As we look ahead to 2026, Unity remains focused on delivering exceptional customer experiences, deepening relationships, and attracting new customers to the franchise. These priorities position us well to sustain our momentum and continue creating long-term value for our shareholders.”

Clinton, NJ -- Unity Bancorp, Inc. (NASDAQ: UNTY), parent company of Unity Bank, reported net income of $15.5 million, or $1.52 per diluted share, for the quarter ended December 31, 2025, compared to net income of $14.4 million, or $1.41 per diluted share for the quarter ended September 30, 2025.  For the twelve months ended December 31, 2025, Unity Bancorp reported net income of $58.0 million, or $5.67 per diluted share, compared to net income of $41.5 million, or $4.06 per diluted share, for the twelve months ended December 31, 2024.

Fourth Quarter Earnings Highlights

●	Net interest income, the primary driver of earnings, was $31.4 million for the quarter ended December 31, 2025, an increase of $1.5 million, as compared to $29.9 million for the quarter ended September 30, 2025. Net interest margin (“NIM”) increased 6 basis points to 4.60% for the quarter ended December 31, 2025, compared to the quarter ended September 30, 2025. The increase was primarily due to the declining rate on interest bearing liabilities.
●	The provision for credit losses on loans was $2.2 million for the quarter ended December 31, 2025, compared to $1.4 million for the quarter ended September 30, 2025. The provision in the current quarter was primarily driven by loan growth, with additional increases in qualitative adjustments due to increased nonaccrual assets.
●	Noninterest income was $3.9 million for the quarter ended December 31, 2025, compared to $3.0 million for the quarter ended September 30, 2025. The $0.9 million increase was primarily due to the substantial unrealized gain associated with Patriot. This was partially offset by lower gain on sale of mortgages.
o	During the quarter ended September 30, 2025, Unity converted its debt security issued by Patriot National Bancorp, Inc. into common stock, resulting in ownership of approximately 2.673 million restricted Patriot shares valued at $0.75 per share. These shares remained restricted as of December 31, 2025, pending Patriot’s registration of the shares or the availability of an applicable exemption and their eligibility for trading on a national securities exchange. During the quarter ended December 31, 2025, Unity marked the security to $1.30 per share, resulting in a $1.5 million unrealized gain on the Patriot position.
●	Noninterest expense was $13.3 million for the quarter ended December 31, 2025, compared to $13.4 million for the quarter ended September 30, 2025. The decrease was primarily due to lower compensation and benefits expenses, partially offset by increases in loan related expenses, professional services and other expenses. Compensation and benefits expenses declined quarter over quarter due to $0.7 million of one-time accrual reversals.
●	The effective tax rate was 21.4% for the quarter ended December 31, 2025, compared to 23.7% for the quarter ended September 30, 2025. During the fourth quarter of 2025, Unity purchased $8.0 million of federal tax credits for $7.5 million, resulting in $0.5 million of tax savings. The Company intends to evaluate other tax credit opportunities on an ongoing basis, subject to market availability and regulatory considerations.

Balance Sheet Highlights

●	Total gross loans increased $284.1 million, or 12.6%, from December 31, 2024, primarily due to increases in the commercial, residential mortgage, and commercial construction loan categories. Furthermore, gross loans increased $76.2 million, or 3.1% from September 30, 2025.
●	As of December 31, 2025, the allowance for credit losses as a percentage of gross loans was 1.27%.
●	Total deposits increased $223.7 million, or 10.7%, from December 31, 2024. Further, total deposits increased $56.6 million, or 2.5% from September 30, 2025. As of December 31, 2025, uninsured or uncollateralized deposits represented 21.7% of total deposits. The Company’s deposit composition as of December 31, 2025, consisted of 20.0% in noninterest bearing demand deposits, 17.5% in interest-bearing demand deposits, 24.4% in savings deposits and 38.1% in time deposits.
●	As of December 31, 2025, investments comprised 4.2% of total assets. Available for sale debt securities (“AFS”) were $70.9 million or 2.4% of total assets. Held to maturity (“HTM”) debt securities were $36.6 million or 1.2% of total assets. As of December 31, 2025, pre-tax net unrealized losses on AFS and HTM were $1.6 million and $6.2 million, respectively. Equity securities were $16.6 million or 0.6% of total assets as of December 31, 2025.
●	Borrowed funds increased $35.3 million from December 31, 2024. Borrowed funds were entirely comprised of borrowings from the FHLB.

●	Shareholders’ equity was $345.6 million as of December 31, 2025, compared to $295.6 million as of December 31, 2024. The $50.0 million increase was primarily driven by 2025 earnings, partially offset by dividend payments and share repurchase activity. During the quarter ended December 31, 2025, Unity Bancorp, Inc. repurchased 66,296 shares at a weighted average price of $46.55 per share. For the year ended December 31, 2025, Unity Bancorp, Inc. repurchased 116,296 shares at a weighted average price of $43.21 per share. During the quarter ended December 31, 2025, Unity Bancorp, Inc. retired approximately 1.6 million shares of treasury stock, valued at $35.5 million. The retired shares were returned to the pool of authorized but not issued shares.
●	Book value per common share was $34.63 as of December 31, 2025, compared to $29.48 as of December 31, 2024. This increase primarily reflects retained earnings offset partially by dividends and share repurchases.
●	Below is a summary of Unity Bancorp’s regulatory capital ratios:
o	The Leverage Ratio increased 50 basis points to 12.72% at December 31, 2025, compared to 12.22% at December 31, 2024.
o	The Common Equity Tier 1 Capital Ratio increased 55 basis points to 14.45% at December 31, 2025, compared to 13.90% at December 31, 2024.
o	The Tier 1 Capital Ratio increased 50 basis points to 14.87% at December 31, 2025, compared to 14.37% at December 31, 2024.
o	The Total Capital Ratio increased 50 basis points, to 16.12% at December 31, 2025, compared to 15.62% at December 31, 2024.
●	At December 31, 2025, the Company held $216.5 million of cash and cash equivalents. The Company also maintained approximately $499.2 million of funding available from various sources, including the FHLB, FRB Discount Window and other lines of credit. Total available funding plus cash on hand represented 142.1% of uninsured or uncollateralized deposits.
●	As of December 31, 2025, nonaccrual assets (including OREO) were $31.3 million, compared to $20.5 million as of September 30, 2025. The ratio of nonaccrual loans to total loans was 1.17% as of December 31, 2025. The ratio of nonaccrual assets to total assets was 1.06% as of December 31, 2025. The increase primarily reflects one $15.5 million well-secured commercial real estate relationship that migrated to nonaccrual status during the quarter.

Other Highlights

❖	Effective as of January 1, 2026, George Boyan was promoted to President. Mr. Boyan previously served as Executive Vice President and Chief Financial Officer, where he played a pivotal role in the Company’s financial strategy and growth. In addition to his new role as President, Mr. Boyan was appointed to the Boards of Directors of both Unity Bancorp, Inc. and Unity Bank, also effective January 1, 2026. James Davies will succeed Mr. Boyan as Chief Financial Officer.

❖	In December 2025, Unity Bancorp, Inc. was named to Piper Sandler’s Sm-All Stars Class of 2025, a prestigious designation recognizing the top-performing small-cap banks and thrifts in the nation.

Unity Bancorp, Inc. is a financial services organization headquartered in Clinton, New Jersey, with approximately $3.0 billion in assets and $2.3 billion in deposits.  Unity Bank, the Company’s wholly owned subsidiary, provides financial services to retail, corporate and small business customers through its robust branch network located in Bergen, Hunterdon, Middlesex, Morris, Ocean, Somerset, Union and Warren Counties in New Jersey and Northampton County in Pennsylvania.  For additional information about Unity, visit our website at www.unitybank.com , or call 800-618-BANK.

This news release contains certain forward-looking statements, either expressed or implied, which are provided to assist the reader in understanding anticipated future financial performance.  These statements may be identified by use of the words “believe”, “expect”, “intend”, “anticipate”, “estimate”, “project” or similar expressions.  These statements involve certain risks, uncertainties, estimates and assumptions made by management, which are subject to factors beyond the Company’s control that could impede its ability to achieve these goals.  These factors include those items included in our Annual Report on Form 10-K under the heading “Item IA-Risk Factors” as amended or supplemented by our subsequent filings with the SEC, as well as general economic conditions, trends in interest rates, the ability of our borrowers to repay their loans, our ability to manage and reduce the level of our nonperforming assets, results of regulatory exams, the impact of any health crisis or national disasters on the Bank, its employees and customers, and the impact of uncertain or changing political conditions or any current or future federal government shutdown and uncertainty regarding the federal government’s debt limit or changes in fiscal, monetary, trade or regulatory policy, among other factors.

UNITY BANCORP, INC.

SUMMARY FINANCIAL HIGHLIGHTS

				December 31, 2025 vs.
				September 30, 2025	December 31, 2024
(In thousands, except percentages and per share amounts)	December 31, 2025	September 30, 2025	December 31, 2024%		%
BALANCE SHEET DATA
Total assets	$2,966,652	$2,876,365	$2,654,017	3.1%	11.8%
Total deposits	2,324,061	2,267,484	2,100,313	2.5	10.7
Total gross loans	2,544,713	2,468,527	2,260,657	3.1	12.6
Total securities	124,015	131,252	145,028	(5.5)	(14.5)
Total shareholders' equity	345,631	334,023	295,583	3.5	16.9
Allowance for credit losses	32,342	30,245	26,788	6.9	20.7

FINANCIAL DATA - QUARTER TO DATE
Income before provision for income taxes	$19,694	$18,866	$14,489	4.4	35.9
Provision for income taxes	4,222	4,476	2,984	(5.7)	41.5
Net income	$15,472	$14,390	$11,505	7.5	34.5

Net income per common share - Basic	$1.55	$1.43	$1.15	8.4	34.8
Net income per common share - Diluted	1.52	1.41	1.13	7.8	34.5

PERFORMANCE RATIOS - QUARTER TO DATE (ANNUALIZED)
Return on average assets	2.20%	2.11%	1.83%
Return on average equity	18.08	17.41	15.77
Efficiency ratio**	39.52	41.47	44.44
Cost of funds	2.38	2.46	2.51
Net interest margin	4.60	4.54	4.37
Noninterest expense to average assets	1.89	1.97	2.01

FINANCIAL DATA - YEAR TO DATE
Income before provision for income taxes	$75,512		$54,390		38.8
Provision for income taxes	17,561		12,940		35.7
Net income	$57,951		$41,450		39.8

Net income per common share - Basic	$5.78		$4.13		40.0
Net income per common share - Diluted	5.67		4.06		39.7

PERFORMANCE RATIOS - YEAR TO DATE
Return on average assets	2.17%		1.68%
Return on average equity	18.07		14.99
Efficiency ratio**	41.48		45.77
Cost of funds	2.44		2.65
Net interest margin	4.52		4.16
Noninterest expense to average assets	1.96		1.98

SHARE INFORMATION
Market price per share	$51.72	$48.87	$43.61	5.8	18.6
Dividends paid (QTD)	0.15	0.15	0.13	-	15.4
Book value per common share	34.63	33.26	29.48	4.1	17.5
Average diluted shares outstanding (QTD)	10,195	10,233	10,204	(0.4)	(0.1)

UNITY BANCORP CAPITAL RATIOS
Total equity to total assets	11.65%	11.61%	11.14%	0.3	4.6
Leverage ratio	12.72	12.71	12.22	0.1	4.1
Common Equity Tier 1 Capital Ratio	14.45	14.45	13.90	-	4.0
Risk-based Tier 1 Capital Ratio	14.87	14.88	14.37	(0.1)	3.5
Risk-based Total Capital Ratio	16.12	16.13	15.62	(0.1)	3.2

CREDIT QUALITY AND RATIOS
Nonaccrual assets	$31,308	$20,514	$15,046	52.6	108.1
QTD annualized net (chargeoffs) to QTD average loans	(0.02)%	(0.03)%	(0.12)%
Allowance for credit losses to total loans	1.27	1.23	1.18

Nonaccrual loans to total loans	1.17	0.83	0.58
Nonaccrual assets to total assets	1.06	0.71	0.57

** The efficiency ratio is a non-GAAP measure, calculated based on the noninterest expense divided by the sum of net interest income plus non interest income, excluding net gains and losses on securities.

UNITY BANCORP, INC.

CONSOLIDATED BALANCE SHEETS

				December 31, 2025 vs.
				September 30, 2025	December 31, 2024
(In thousands, except percentages)	December 31, 2025	September 30, 2025	December 31, 2024%		%

ASSETS
Cash and due from banks	$19,841	$20,860	$20,206	(4.9)%	(1.8)%
Interest-bearing deposits	196,678	182,626	160,232	7.7	22.7
Cash and cash equivalents	216,519	203,486	180,438	6.4	20.0
Securities:
Debt securities available for sale, at market value, net of valuation allowance	70,870	82,063	93,884	(13.6)	(24.5)
Debt securities held to maturity, at book value	36,576	36,505	41,294	0.2	(11.4)
Equity securities, at market value	16,569	12,684	9,850	30.6	68.2
Total securities	124,015	131,252	145,028	(5.5)	(14.5)
Loans:
Loans held for sale	9,490	15,421	12,163	(38.5)	(22.0)
SBA loans held for investment	34,259	37,537	38,309	(8.7)	(10.6)
Commercial loans	1,518,032	1,465,497	1,281,436	3.6	18.5
Commercial construction loans	147,215	117,111	130,193	25.7	13.1
Residential mortgage loans	677,221	676,862	630,927	0.1	7.3
Consumer loans	85,219	82,857	76,711	2.9	11.1
Residential construction loans	73,277	73,242	90,918	-	(19.4)
Total loans	2,544,713	2,468,527	2,260,657	3.1	12.6
Allowance for credit losses	(32,342)	(30,245)	(26,788)	6.9	20.7
Net loans	2,512,371	2,438,282	2,233,869	3.0	12.5
Premises and equipment, net	18,022	18,439	18,778	(2.3)	(4.0)
Bank owned life insurance ("BOLI")	26,547	26,319	25,773	0.9	3.0
Deferred tax assets	14,640	15,022	14,106	(2.5)	3.8
Federal Home Loan Bank ("FHLB") stock	14,314	13,218	12,507	8.3	14.4
Accrued interest receivable	12,896	13,288	12,691	(3.0)	1.6
Goodwill	1,516	1,516	1,516	-	-
Other real estate owned ("OREO")	1,472	-	-	*NM	*NM
Prepaid expenses and other assets	24,340	15,543	9,311	56.6	161.4
Total assets	$2,966,652	$2,876,365	$2,654,017	3.1%	11.8%

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits:
Noninterest-bearing demand	$465,596	$447,510	$440,803	4.0%	5.6%
Interest-bearing demand	369,131	362,449	321,780	1.8	14.7
Savings	535,044	535,560	491,175	(0.1)	8.9
Brokered deposits	274,203	235,122	217,931	16.6	25.8
Time deposits	680,087	686,843	628,624	(1.0)	8.2
Total deposits	2,324,061	2,267,484	2,100,313	2.5	10.7
Borrowed funds	255,774	231,707	220,504	10.4	16.0
Subordinated debentures	10,310	10,310	10,310	-	-
Accrued interest payable	2,138	1,790	1,702	19.4	25.6
Accrued expenses and other liabilities	28,738	31,051	25,605	(7.4)	12.2
Total liabilities	2,621,021	2,542,342	2,358,434	3.1	11.1
Shareholders' equity:
Common stock	105,892	105,320	103,936	0.5	1.9
Retained earnings	243,935	265,491	227,331	*NM	7.3
Treasury stock, at cost	(3,101)	(35,515)	(33,577)	*NM	(90.8)
Accumulated other comprehensive loss	(1,095)	(1,273)	(2,107)	(14.0)	(48.0)
Total shareholders' equity	345,631	334,023	295,583	3.5	16.9
Total liabilities and shareholders' equity	$2,966,652	$2,876,365	$2,654,017	3.1%	11.8%

Shares issued	10,048	11,681	11,616
Shares outstanding	9,982	10,041	10,026
Treasury shares	66	1,640	1,590

*NM=Not meaningful

UNITY BANCORP, INC.

QTD CONSOLIDATED STATEMENTS OF INCOME

				December 31, 2025 vs.
	For the three months ended			September 30, 2025		December 31, 2024
(In thousands, except percentages and per share amounts)	December 31, 2025	September 30, 2025	December 31, 2024	$	%	$	%
INTEREST INCOME
Interest-bearing deposits	$674	$472	$484	$202	42.8%	$190	39.3%
FHLB stock	133	121	164	12	9.9	(31)	(18.9)
Securities:
Taxable	1,561	1,735	1,809	(174)	(10.0)	(248)	(13.7)
Tax-exempt	18	18	17	-	-	1	5.9
Total securities	1,579	1,753	1,826	(174)	(9.9)	(247)	(13.5)
Loans:
SBA loans	1,037	964	1,101	73	7.6	(64)	(5.8)
Commercial loans	25,626	24,853	20,310	773	3.1	5,316	26.2
Commercial construction loans	2,666	2,344	3,190	322	13.7	(524)	(16.4)
Residential mortgage loans	10,838	10,749	9,578	89	0.8	1,260	13.2
Consumer loans	1,524	1,469	1,379	55	3.7	145	10.5
Residential construction loans	1,791	1,636	2,232	155	9.5	(441)	(19.8)
Total loans	43,482	42,015	37,790	1,467	3.5	5,692	15.1
Total interest income	45,868	44,361	40,264	1,507	3.4	5,604	13.9
INTEREST EXPENSE
Interest-bearing demand deposits	2,009	1,998	1,653	11	0.6	356	21.5
Savings deposits	3,165	3,177	2,909	(12)	(0.4)	256	8.8
Brokered deposits	2,033	2,003	1,896	30	1.5	137	7.2
Time deposits	6,350	6,247	6,200	103	1.6	150	2.4
Borrowed funds and subordinated debentures	942	1,080	1,116	(138)	(12.8)	(174)	(15.6)
Total interest expense	14,499	14,505	13,774	(6)	-	725	5.3
Net interest income	31,369	29,856	26,490	1,513	5.1	4,879	18.4
Provision for credit losses, loans	2,208	1,409	470	799	56.7	1,738	369.8
Provision (release) for credit losses, off-balance sheet	50	(80)	(65)	130	*NM	115	*NM
(Release) provision of credit losses, securities	-	(787)	895	787	*NM	(895)	*NM
Net interest income after provision for credit losses	29,111	29,314	25,190	(203)	(0.7)	3,921	15.6
NONINTEREST INCOME
Branch fee income	475	450	463	25	5.6	12	2.6
Service and loan fee income	705	607	488	98	16.1	217	44.5
Gain on sale of SBA loans held for sale, net	165	238	47	(73)	(30.7)	118	251.1
Gain on sale of mortgage loans, net	343	582	353	(239)	(41.1)	(10)	(2.8)
BOLI income	228	211	155	17	8.1	73	47.1
Net securities gains	1,570	475	14	1,095	230.5	1,556	*NM
Other income	412	404	396	8	2.0	16	4.0
Total noninterest income	3,898	2,967	1,916	931	31.4	1,982	103.4
NONINTEREST EXPENSE
Compensation and benefits	7,693	8,430	7,997	(737)	(8.7)	(304)	(3.8)
Processing and communications	1,077	1,150	859	(73)	(6.3)	218	25.4
Occupancy	880	838	790	42	5.0	90	11.4
Furniture and equipment	854	838	834	16	1.9	20	2.4
Professional services	640	405	517	235	58.0	123	23.8
Advertising	379	456	348	(77)	(16.9)	31	8.9
Loan related expenses	426	151	179	275	182.1	247	138.0
Deposit insurance	300	320	195	(20)	(6.3)	105	53.8
Director fees	271	263	246	8	3.0	25	10.2
Other expenses	795	564	652	231	41.0	143	21.9
Total noninterest expense	13,315	13,415	12,617	(100)	(0.7)	698	5.5
Income before provision for income taxes	19,694	18,866	14,489	828	4.4	5,205	35.9
Provision for income taxes	4,222	4,476	2,984	(254)	(5.7)	1,238	41.5
Net income	$15,472	$14,390	$11,505	$1,082	7.5%	$3,967	34.5%

Effective tax rate	21.4%	23.7%	20.6%

Net income per common share - Basic	$1.55	$1.43	$1.15
Net income per common share - Diluted	1.52	1.41	1.13

Weighted average common shares outstanding - Basic	10,008	10,036	10,002
Weighted average common shares outstanding - Diluted	10,195	10,233	10,204
*NM=Not meaningful

UNITY BANCORP, INC.

YTD CONSOLIDATED STATEMENTS OF INCOME

	For the years ended December 31,		Current YTD vs. Prior YTD
(In thousands, except percentages and per share amounts)	2025	2024	$	%
INTEREST INCOME
Interest-bearing deposits	$1,964	$2,033	$(69)	(3.4)%
FHLB stock	565	789	(224)	(28.4)
Securities:
Taxable	6,818	7,312	(494)	(6.8)
Tax-exempt	71	70	1	1.4
Total securities	6,889	7,382	(493)	(6.7)
Loans:
SBA loans	3,790	4,887	(1,097)	(22.4)
Commercial loans	95,144	75,699	19,445	25.7
Commercial construction loans	10,340	12,074	(1,734)	(14.4)
Residential mortgage loans	41,925	37,770	4,155	11.0
Consumer loans	5,830	5,607	223	4.0
Residential construction loans	7,181	9,497	(2,316)	(24.4)
Total loans	164,210	145,534	18,676	12.8
Total interest income	173,628	155,738	17,890	11.5
INTEREST EXPENSE
Interest-bearing demand deposits	7,528	7,176	352	4.9
Savings deposits	11,652	13,006	(1,354)	(10.4)
Brokered deposits	7,608	8,412	(804)	(9.6)
Time deposits	25,571	22,918	2,653	11.6
Borrowed funds and subordinated debentures	4,236	5,615	(1,379)	(24.6)
Total interest expense	56,595	57,127	(532)	(0.9)
Net interest income	117,033	98,611	18,422	18.7
Provision for credit losses, loans	6,699	2,407	4,292	178.3
Provision for credit losses, off-balance sheet	66	1	65	*NM
(Release) Provision for credit losses, securities	(2,824)	1,541	*NM	*NM
Net interest income after provision for credit losses	113,092	94,662	18,430	19.5
NONINTEREST INCOME
Branch fee income	1,836	1,391	445	32.0
Service and loan fee income	2,712	2,165	547	25.3
Gain on sale of SBA loans held for sale, net	705	660	45	6.8
Gain on sale of mortgage loans, net	1,527	1,488	39	2.6
BOLI income	774	544	230	42.3
Net securities gains	5,596	586	5,010	*NM
Other income	1,629	1,635	(6)	(0.4)
Total noninterest income	14,779	8,469	6,310	74.5
NONINTEREST EXPENSE
Compensation and benefits	32,186	29,749	2,437	8.2
Processing and communications	4,193	3,473	720	20.7
Occupancy	3,407	3,184	223	7.0
Furniture and equipment	3,224	3,140	84	2.7
Professional services	1,758	1,683	75	4.5
Advertising	1,682	1,611	71	4.4
Loan related expenses	888	1,138	(250)	(22.0)
Deposit insurance	1,174	1,100	74	6.7
Director fees	1,293	956	337	35.3
Other expenses	2,554	2,707	(153)	(5.7)
Total noninterest expense	52,359	48,741	3,618	7.4
Income before provision for income taxes	75,512	54,390	21,122	38.8
Provision for income taxes	17,561	12,940	4,621	35.7
Net income	$57,951	$41,450	$16,501	39.8%

Effective tax rate	23.3%	23.8%

Net income per common share - Basic	$5.78	$4.13
Net income per common share - Diluted	5.67	4.06

Weighted average common shares outstanding - Basic	10,033	10,031
Weighted average common shares outstanding - Diluted	10,223	10,202
*NM=Not meaningful

UNITY BANCORP, INC.

QUARTER TO DATE NET INTEREST MARGIN

	For the three months ended
(Dollar amounts in thousands, interest amounts and	December 31, 2025			December 31, 2024
interest rates/yields on a fully tax-equivalent basis)	Average Balance	Interest	Rate/Yield	Average Balance	Interest	Rate/Yield
ASSETS
Interest-earning assets:
Interest-bearing deposits	$66,840	$674	4.00%	$40,656	$484	4.73%
FHLB stock	6,859	133	7.67	7,303	164	8.96
Securities:
Taxable	128,384	1,561	4.86	142,096	1,809	5.09
Tax-exempt	1,474	21	5.67	1,588	17	4.47
Total securities (A)	129,858	1,582	4.87	143,684	1,826	5.09
Loans:
SBA loans	45,686	1,037	9.08	53,258	1,101	8.27
Commercial loans	1,487,472	25,626	6.74	1,233,532	20,310	6.44
Commercial construction loans	131,268	2,666	7.95	146,461	3,190	8.52
Residential mortgage loans	680,679	10,838	6.37	622,623	9,578	6.15
Consumer loans	84,318	1,524	7.07	73,087	1,379	7.39
Residential construction loans	74,915	1,791	9.35	92,648	2,232	9.43
Total loans (B)	2,504,338	43,482	6.79	2,221,609	37,790	6.66
Total interest-earning assets	$2,707,895	$45,871	6.72%	$2,413,252	$40,264	6.64%

Noninterest-earning assets:
Cash and due from banks	23,135			23,089
Allowance for credit losses	(30,791)			(27,292)
Other assets	91,977			92,772
Total noninterest-earning assets	84,321			88,569
Total assets	$2,792,216			$2,501,821

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$391,005	$2,009	2.04%	$325,151	$1,653	2.02%
Savings deposits	546,025	3,165	2.30	510,725	2,909	2.27
Brokered deposits	231,956	2,033	3.48	218,755	1,896	3.45
Time deposits	687,058	6,350	3.67	579,519	6,200	4.26
Total interest-bearing deposits	1,856,044	13,557	2.90	1,634,150	12,658	3.08
Borrowed funds and subordinated debentures	100,689	942	3.66	115,314	1,116	3.79
Total interest-bearing liabilities	$1,956,733	$14,499	2.94%	$1,749,464	$13,774	3.13%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	462,977			431,034
Other liabilities	33,026			31,032
Total noninterest-bearing liabilities	496,003			462,066
Total shareholders' equity	339,480			290,291
Total liabilities and shareholders' equity	$2,792,216			$2,501,821

Net interest spread		$31,372	3.78%		$26,490	3.51%
Tax-equivalent basis adjustment		(3)			-
Net interest income		$31,369			$26,490
Net interest margin			4.60%			4.37%

(A)	Yields related to securities exempt from federal and state income taxes are stated on a fully tax-equivalent basis. They are reduced by the nondeductible portion of interest expense, assuming a federal tax rate of 21 percent and applicable state rates.
(B)	The loan averages are stated net of unearned income, and the averages include loans on which the accrual of interest has been discontinued.

UNITY BANCORP, INC.

QUARTER TO DATE NET INTEREST MARGIN

	For the three months ended
(Dollar amounts in thousands, interest amounts and	December 31, 2025			September 30, 2025
interest rates/yields on a fully tax-equivalent basis)	Average Balance	Interest	Rate/Yield	Average Balance	Interest	Rate/Yield
ASSETS
Interest-earning assets:
Interest-bearing deposits	$66,840	$674	4.00%	$42,014	$472	4.46%
FHLB stock	6,859	133	7.67	7,588	121	6.31
Securities:
Taxable	128,384	1,561	4.86	135,170	1,735	5.14
Tax-exempt	1,474	21	5.67	1,460	24	6.43
Total securities (A)	129,858	1,582	4.87	136,630	1,759	5.15
Loans:
SBA loans	45,686	1,037	9.08	46,001	964	8.38
Commercial loans	1,487,472	25,626	6.74	1,441,447	24,853	6.75
Commercial construction loans	131,268	2,666	7.95	111,015	2,344	8.26
Residential mortgage loans	680,679	10,838	6.37	674,260	10,749	6.38
Consumer loans	84,318	1,524	7.07	82,851	1,469	6.94
Residential construction loans	74,915	1,791	9.35	68,056	1,636	9.41
Total loans (B)	2,504,338	43,482	6.79	2,423,630	42,015	6.78
Total interest-earning assets	$2,707,895	$45,871	6.72%	$2,609,862	$44,367	6.74%

Noninterest-earning assets:
Cash and due from banks	23,135			23,335
Allowance for credit losses	(30,791)			(29,641)
Other assets	91,977			98,914
Total noninterest-earning assets	84,321			92,608
Total assets	$2,792,216			$2,702,470

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$391,005	$2,009	2.04%	$363,353	$1,998	2.18%
Savings deposits	546,025	3,165	2.30	510,616	3,177	2.47
Brokered deposits	231,956	2,033	3.48	230,728	2,003	3.44
Time deposits	687,058	6,350	3.67	665,691	6,247	3.72
Total interest-bearing deposits	1,856,044	13,557	2.90	1,770,388	13,425	3.01
Borrowed funds and subordinated debentures	100,689	942	3.66	118,350	1,080	3.57
Total interest-bearing liabilities	$1,956,733	$14,499	2.94%	$1,888,738	$14,505	3.05%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	462,977			453,140
Other liabilities	33,026			32,741
Total noninterest-bearing liabilities	496,003			485,881
Total shareholders' equity	339,480			327,851
Total liabilities and shareholders' equity	$2,792,216			$2,702,470

Net interest spread		$31,372	3.78%		$29,862	3.69%
Tax-equivalent basis adjustment		(3)			(6)
Net interest income		$31,369			$29,856
Net interest margin			4.60%			4.54%

(A)	Yields related to securities exempt from federal and state income taxes are stated on a fully tax-equivalent basis. They are reduced by the nondeductible portion of interest expense, assuming a federal tax rate of 21 percent and applicable state rates.
(B)	The loan averages are stated net of unearned income, and the averages include loans on which the accrual of interest has been discontinued.

UNITY BANCORP, INC.

YTD NET INTEREST MARGIN

	For the years ended
(Dollar amounts in thousands, interest amounts and	December 31, 2025			December 31, 2024
interest rates/yields on a fully tax-equivalent basis)	Average Balance	Interest	Rate/Yield	Average Balance	Interest	Rate/Yield
ASSETS
Interest-earning assets:
Interest-bearing deposits	$45,865	$1,964	4.28%	$38,491	$2,033	5.28%
FHLB stock	7,382	565	7.66	8,440	789	9.34
Securities:
Taxable	136,129	6,818	5.01	139,800	7,312	5.23
Tax-exempt	1,499	83	5.55	1,599	72	4.49
Total securities (A)	137,628	6,901	5.01	141,399	7,384	5.22
Loans:
SBA loans	47,478	3,790	7.87	56,307	4,887	8.56
Commercial loans	1,405,106	95,144	6.68	1,186,277	75,699	6.28
Commercial construction loans	124,234	10,340	8.21	134,806	12,074	8.81
Residential mortgage loans	663,372	41,925	6.32	625,365	37,770	6.04
Consumer loans	81,177	5,830	7.08	71,010	5,607	7.77
Residential construction loans	74,933	7,181	9.45	108,558	9,497	8.61
Total loans (B)	2,396,300	164,210	6.76	2,182,323	145,534	6.56
Total interest-earning assets	$2,587,175	$173,640	6.71%	$2,370,653	$155,740	6.57%

Noninterest-earning assets:
Cash and due from banks	22,798			23,396
Allowance for credit losses	(28,999)			(26,492)
Other assets	94,422			92,687
Total noninterest-earning assets	88,221			89,591
Total assets	$2,675,396			$2,460,244

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$362,811	$7,528	2.07%	$326,943	$7,176	2.19%
Savings deposits	509,892	11,652	2.29	512,405	13,006	2.54
Brokered deposits	220,910	7,608	3.44	227,070	8,412	3.70
Time deposits	668,405	25,571	3.83	535,297	22,918	4.28
Total interest-bearing deposits	1,762,018	52,359	2.97	1,601,715	51,512	3.22
Borrowed funds and subordinated debentures	114,047	4,236	3.66	141,489	5,615	3.90
Total interest-bearing liabilities	$1,876,065	$56,595	3.02%	$1,743,204	$57,127	3.28%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	446,081			411,148
Other liabilities	32,524			29,421
Total noninterest-bearing liabilities	478,605			440,569
Total shareholders' equity	320,726			276,471
Total liabilities and shareholders' equity	$2,675,396			$2,460,244

Net interest spread		$117,045	3.69%		$98,613	3.29%
Tax-equivalent basis adjustment		(12)			(2)
Net interest income		$117,033			$98,611
Net interest margin			4.52%			4.16%

(A) Yields related to securities exempt from federal and state income taxes are stated on a fully tax-equivalent basis. They are reduced by the nondeductible portion of interest expense, assuming a federal tax rate of 21 percent and applicable state rates.

(B) The loan averages are stated net of unearned income, and the averages include loans on which the accrual of interest has been discontinued.

UNITY BANCORP, INC.

QUARTERLY ALLOWANCE FOR CREDIT LOSSES AND ASSET QUALITY SCHEDULES

Amounts in thousands, except percentages	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
ALLOWANCE FOR CREDIT LOSSES:
Balance, beginning of period	$30,245	$29,012	$27,651	$26,788	$27,002
Provision for credit losses on loans	2,208	1,409	1,725	1,358	470
	32,453	30,421	29,376	28,146	27,472
Less: Chargeoffs
SBA loans	265	211	105	350	300
Commercial loans	-	-	100	2	350
Residential mortgage loans	46	85	282	130	150
Consumer loans	11	30	21	50	93
Residential construction loans	-	-	-	-	-
Total chargeoffs	322	326	508	532	893
Add: Recoveries
SBA loans	4	50	2	5	26
Commercial loans	196	92	102	5	171
Residential mortgage loans	-	-	-	-	-
Consumer loans	11	8	40	27	12
Residential construction loans	-	-	-	-	-
Total recoveries	211	150	144	37	209
Net chargeoffs	(111)	(176)	(364)	(495)	(684)
Balance, end of period	$32,342	$30,245	$29,012	$27,651	$26,788

ASSET QUALITY INFORMATION:

Nonaccrual loans:
SBA loans	$1,751	$4,225	$4,177	$3,231	$3,850
Commercial loans	18,473	4,006	3,512	4,821	2,974
Residential mortgage loans	8,173	11,174	7,980	8,622	5,711
Consumer loans	1,268	938	-	-	-
Residential construction loans	171	171	171	171	547
Total nonaccrual loans	29,836	20,514	15,840	16,845	13,082
Debt securities available for sale, net of valuation allowance	-	-	-	1,145	1,964
OREO	1,472	-	-	-	-
Nonaccrual assets	31,308	20,514	15,840	17,990	15,046

Loans 90 days past due & still accruing	$-	$356	$2,876	$1,123	$760

Nonaccrual loans to total loans	1.17%	0.83%	0.66%	0.72%	0.58%
Nonaccrual assets to total assets	1.06	0.71	0.54	0.65	0.57

Allowance for credit losses to:
Total loans at quarter end	1.27%	1.23%	1.22%	1.18%	1.18%
Total nonaccrual loans	108.40	147.44	183.16	164.15	204.77

UNITY BANCORP, INC.

QUARTERLY FINANCIAL DATA

(In thousands, except %'s, employee, office and per share amounts)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
SUMMARY OF INCOME:
Total interest income	$45,868	$44,361	$42,600	$40,799	$40,264
Total interest expense	14,499	14,505	14,043	13,548	13,774
Net interest income	31,369	29,856	28,557	27,251	26,490
Provision (Release) for credit losses	2,258	542	(175)	1,316	1,300
Net interest income after provision for credit losses	29,111	29,314	28,732	25,935	25,190
Total noninterest income	3,898	2,967	5,815	2,099	1,916
Total noninterest expense	13,315	13,415	13,019	12,610	12,617
Income before provision for income taxes	19,694	18,866	21,528	15,424	14,489
Provision for income taxes	4,222	4,476	5,037	3,826	2,984
Net income	$15,472	$14,390	$16,491	$11,598	$11,505

Net income per common share - Basic	$1.55	$1.43	$1.64	$1.16	$1.15
Net income per common share - Diluted	1.52	1.41	1.61	1.13	1.13

COMMON SHARE DATA:
Market price per share	$51.72	$48.87	$47.08	$40.70	$43.61
Dividends paid	0.15	0.15	0.14	0.14	0.13
Book value per common share	34.63	33.26	31.88	30.38	29.48

Weighted average common shares outstanding - Basic	10,008	10,036	10,033	10,054	10,002
Weighted average common shares outstanding - Diluted	10,195	10,233	10,212	10,247	10,204
Issued common shares	10,048	11,681	11,672	11,666	11,616
Outstanding common shares	9,982	10,041	10,032	10,076	10,026
Treasury shares	66	1,640	1,640	1,590	1,590

QUARTERLY PERFORMANCE RATIOS (ANNUALIZED):
Return on average assets	2.20%	2.11%	2.51%	1.83%	1.83%
Return on average equity	18.08	17.41	21.15	15.56	15.77
Efficiency ratio**	39.52	41.47	42.31	42.89	44.44
Noninterest expense to average assets	1.89	1.97	1.98	1.99	2.01

BALANCE SHEET DATA:
Total assets	$2,966,652	$2,876,365	$2,928,523	$2,767,943	$2,654,017
Total securities	124,015	131,252	139,348	142,092	145,028
Total loans	2,544,713	2,468,527	2,382,594	2,345,130	2,260,657
Allowance for credit losses	32,342	30,245	29,012	27,651	26,788
Total deposits	2,324,061	2,267,484	2,187,366	2,175,398	2,100,313
Total shareholders' equity	345,631	334,023	319,840	306,142	295,583

TAX EQUIVALENT YIELDS AND RATES:
Interest-earning assets	6.72%	6.74%	6.70%	6.68%	6.64%
Interest-bearing liabilities	2.94	3.05	3.05	3.04	3.13
Net interest spread	3.78	3.69	3.66	3.64	3.51
Net interest margin	4.60	4.54	4.49	4.46	4.37

CREDIT QUALITY:
Nonaccrual assets	$31,308	$20,514	$15,840	$17,990	$15,046
QTD annualized net chargeoffs to QTD average loans	(0.02)%	(0.03)%	(0.06)%	(0.09)%	(0.12)%
Allowance for credit losses to total loans	1.27	1.23	1.22	1.18	1.18
Nonaccrual loans to total loans	1.17	0.83	0.66	0.72	0.58
Nonaccrual assets to total assets	1.06	0.71	0.54	0.65	0.57

UNITY BANCORP CAPITAL RATIOS:
Total equity to total assets	11.65%	11.61%	10.92%	11.06%	11.14%
Leverage ratio	12.72	12.71	12.50	12.32	12.22
Common Equity Tier 1 Capital Ratio	14.45	14.45	13.96	13.87	13.90

Risk-based Tier 1 Capital Ratio	14.87	14.88	14.39	14.33	14.37
Risk-based Total Capital Ratio	16.12	16.13	15.65	15.58	15.62

Number of banking offices	22	22	21	21	21
Employee Full-Time Equivalent	242	238	237	227	224

** The efficiency ratio is a non-GAAP measure, calculated based on the noninterest expense divided by the sum of net interest income plus non interest income, excluding net gains and losses on securities.

UNITY BANCORP, INC.

LOAN PORTFOLIO COMPOSITION

In thousands, except percentages	December 31, 2025%		December 31, 2024%
Loans Held for Sale	$9,490	0.4%	$12,163	0.5%

SBA Loans	34,259	1.3%	38,309	1.7%

Commercial Loans
SBA 504	43,802	1.7%	48,479	2.1%
Commercial & industrial	183,163	7.2%	147,186	6.5%
Commercial mortgage - owner occupied	660,427	26.0%	577,541	25.6%
Commercial mortgage - nonowner occupied	531,954	20.9%	428,600	19.0%
Other	98,686	3.9%	79,630	3.5%
Total Commercial Loans	1,518,032	59.7%	1,281,436	56.7%

Commercial Construction Loans	147,215	5.8%	130,193	5.8%

Residential Mortgage Loans
Primary residence	472,482	18.6%	427,738	18.9%
Secondary residence	71,656	2.8%	65,063	2.9%
Investor property	133,083	5.2%	138,126	6.1%
Total Residential Mortgage Loans	677,221	26.6%	630,927	27.9%

Consumer Loans
Home equity	82,488	3.2%	73,223	3.2%
Consumer other	2,731	0.1%	3,488	0.2%
Total Consumer Loans	85,219	3.3%	76,711	3.4%

Residential Construction Loans	73,277	2.9%	90,918	4.0%

Total Gross Loans	$2,544,713	100.0%	$2,260,657	100.0%

UNITY BANCORP, INC.

QUARTERLY NON-GAAP RECONCILIATION

	For the three months ended
(In thousands, except percentages and per share amounts)	December 31, 2025	September 30, 2025	December 31, 2024
Adjusted net income:
Net income (GAAP)	$15,472	$14,390	$11,505
Non-recurring transactions:
Less: Release of credit losses, securities	-	(787)	-
Less: Net securities gains, unrealized	(1,475)	(218)	-
Add: Adjusted release (provision) for income taxes	354	238	-
Adjusted net income (non-GAAP)	$14,351	$13,623	$11,505

Adjusted net income per common share:
Weighted average common shares outstanding - Basic	10,008	10,036	10,002
Weighted average common shares outstanding - Diluted	10,195	10,233	10,204

Net income per common share - Basic (GAAP)	$1.55	$1.43	$1.15
Net income per common share - Diluted (GAAP)	1.52	1.41	1.13

Adjusted net income per common share - Basic (non-GAAP)	$1.43	$1.36	$-
Adjusted net income per common share - Diluted (non-GAAP)	1.41	1.33	-

Adjusted return on average assets:
Total QTD average assets	2,792,216	2,702,470	2,501,821

Return on average assets (GAAP)	2.20%	2.11%	1.83%
Adjusted return on average assets (non-GAAP)	2.04	2.00	-

Adjusted return on average equity:
Total QTD average equity	339,480	327,851	290,291

Return on average equity (GAAP)	18.08%	17.41%	15.77%
Adjusted return on average equity (non-GAAP)	16.77	16.49	-